                                                                    EXHIBIT 12.1




COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES - FAIR ISAAC AND COMPANY, INC.

                                                                                                                   NINE MONTHS ENDED
                                                                         YEAR ENDED DECEMBER 31,                        JUNE 30,
                                                          --------------------------------------------------------------------------
                                                           1997        1998        1999        2000        2001           2002
                                                          --------------------------------------------------------------------------
Earnings:
      Income (loss) Before Taxes                          35,546      42,105      50,600      47,070      76,853         68,708
                                                          =====================================================================

Fixed Charges:
      Interest Expense                                       144         803         184          75         122             15
      Rent Expense (x 33.33%)                              2,138       2,766       3,054       3,045       3,420          2,758
                                                          ---------------------------------------------------------------------
TOTAL FIXED CHARGES                                        2,282       3,569       3,238       3,120       3,542          2,773
                                                          =====================================================================

PRE-TAX INCOME (LOSS) ADJUSTED FOR MINORITY INTEREST
      PLUS TOTAL FIXED CHARGES                            37,828      45,674      53,838      50,190      80,395         71,481
                                                          =====================================================================


Ratio of Earnings to Fixed Charges(1)                      16.58       12.80       16.63       16.09       22.70          25.78
                                                          =====================================================================

   (1) The ratio of earnings to fixed charges has been computed by dividing earnings available for fixed charges (earnings before income taxes plus fixed charges) by fixed charges (interest expense plus portion of rental expense that represents interest).

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES - HNC SOFTWARE INC.

                                                                                                                   SIX MONTHS ENDED
                                                                        YEAR ENDED DECEMBER 31,                        JUNE 30,
                                                        ---------------------------------------------------------------------------
                                                          1997        1998        1999         2000         2001         2002
                                                        ---------------------------------------------------------------------------
Earnings:
      Income (loss) Before Taxes                          24,919      23,210      (5,736)    (149,520)     (42,724)      (7,480)
      Adjust - Minority Interest                              43         126        (722)      (7,582)          --           --
                                                        -----------------------------------------------------------------------
PRE-TAX INCOME (LOSS) ADJUSTED FOR MINORITY INTEREST      24,962      23,336      (6,458)    (157,102)     (42,724)      (7,480)
                                                        =======================================================================

Fixed Charges:
      Interest Expense                                        81       4,460       5,747        4,231        3,167        4,354
      Rent Expense (x 33.33%)                                898       1,230       2,057        3,025        2,411        1,324
                                                        -----------------------------------------------------------------------
TOTAL FIXED CHARGES                                          979       5,690       7,804        7,256        5,578        5,678
                                                        =======================================================================


PRE-TAX INCOME (LOSS) ADJUSTED FOR MINORITY INTEREST
      PLUS TOTAL FIXED CHARGES                            25,941      29,026       1,346     (149,846)     (37,146)      (1,802)
                                                        =======================================================================


Ratio of Earnings to Fixed Charges(1)                      26.50        5.10         (A)          (B)          (C)          (D)

(1) The ratio of earnings to fixed charges has been computed by dividing earnings available for fixed charges (earnings before income taxes and adjustment for minority interest in consolidated subsidiaries plus fixed charges) by fixed charges (interest expense plus portion of rental expense that represents interest).

(A) Earnings were inadequate to cover fixed charges by $6,458.

(B) Earnings were inadequate to cover fixed charges by $157,102.

(C) Earnings were inadequate to cover fixed charges by $42,724.

(D) Earnings were inadequate to cover fixed charges by $7,480.